EXHIBIT 10. (a)

Summary of Compensation Payable to Named Executive Officers

The Board of Directors (“Board”) of Computer Task Group, Incorporated (“Company”) approved the following base salaries1, equity awards2 and annual cash incentive (“Incentive”) target awards for the principal executive officer, principal financial officer and other executive officers who were named in the Summary Compensation Table of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2008 (together, the “Named Executive Officers”).

Name and principal position	Salary ($)	Stock Awards (# shares)	Option Awards (# shares)

James R. Boldt Chairman, President and Chief Executive Officer	$450,000	35,000	40,000

Brendan M. Harrington Senior Vice President, Chief Financial Officer	$237,000	4,000	20,000

Filip J.L. Gydé Senior Vice President and General Manager, CTG Europe	$312,194	4,000	20,000

Michael J. Colson Senior Vice President, Solutions	$246,000	4,000	20,000

Arthur W. Crumlish Senior Vice President and General Manager, Strategic Staffing Solutions	$239,000	4,000	20,000

Annual Cash Incentive. Each Named Executive Officer is also generally eligible to receive an Incentive. The formula for calculating such Incentive provides that at least eighty percent (80%) of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives fifty percent (50%) of the designated plan award for that objective. Then, for each additional percentage point (1%) achieved above the Threshold, up to one hundred percent (100%) of the plan target (“Objective Goal”), the executive officer receives another two and one-half percent (2.5%) of the designated plan award for that objective. For each additional percentage point (1%) achieved above the Objective Goal, the executive officer receives another five percent (5%) of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of two hundred percent (200%) of the designated plan award for that objective.

The designated plan award is generally calculated as a percentage of annual base salary. The following designated plan awards were approved by the Board: (i) for Mr. Boldt, CEO, one hundred percent (100%) of base salary actually paid, (ii) for Mr. Harrington, CFO, fifty percent (50%) of base salary actually paid, (iii) for Mr. Gydé, SVP, forty-five percent (45%) of base salary actually paid, (iv) for Mr. Colson, SVP, seventy-five percent (75%) of base salary actually paid, and (v) for Mr. Crumlish, SVP, fifty percent (50%) of base salary actually paid.

[1]	Salary adjustments became effective April 7th 2008.
[2]	Equity awards were granted on May 13th 2008.

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